UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 3, 2006

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas		75062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On April 3, 2006, Moody's Investors Service upgraded the ratings of FelCor Lodging Limited Partnership’s, or FelCor’s, senior unsecured debt to Ba3, from B1, with a stable outlook. The upgrade applies to all of FelCor’s outstanding senior unsecured notes, including its 8½% senior notes due 2011, or the 8½% notes. The upgrade affects the interest rate on the 8½% notes as it terminates the Ratings Downgrade that was in effect on those notes. During the period of a Ratings Downgrade, as defined in the indenture for the 8½% notes, the notes bear interest at 9%, instead of 8½%, per annum. The upgrade by Moody’s terminates the Ratings Downgrade and, consequently, the annual interest rate for the 8½% notes has been reduced from 9% to 8½%, effective as of April 3, 2006. FelCor has outstanding approximately $300 million in principal amount of the 8½% notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST

INCORPORATED

Date: April 7, 2006	By:	/s/ Andrew J. Welch
	Name:	Andrew J. Welch
	Title:	Executive Vice President

and Chief Financial Officer